                            [LETTERHEAD OF DECHERT]

                                                                     EXHIBIT 8.2

December 27, 2001

Interlogix, Inc.

114 West 7th Street, Suite 1300
Austin, Texas 78701

Ladies and Gentlemen:

    We have acted as counsel to Interlogix, Inc., a Delaware corporation (the "Target"), in connection with the proposed tender offer (the "Offer") by General Electric Company, a New York corporation (the "Parent"), through Margaret Acquisition Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), for the outstanding stock of Target, and the subsequent merger (the "Merger") of Target with and into Merger Sub.

    In formulating our opinion, we have reviewed such documents as we deemed necessary or appropriate, including (i) the Agreement and Plan of Merger, dated as of December 17, 2001, by and among Parent, Merger Sub, and Target (the "Merger Agreement") and (ii) the Registration Statement of Parent on Form S-4 dated December 28, 2001, to be filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Registration Statement") including the Prospectus of Parent that is contained therein.

    Our opinion set forth below assumes (i) the accuracy of the statements and facts concerning the Offer and the Merger set forth in the Merger Agreement and the Registration Statement; (ii) that the Offer and the Merger will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Merger Agreement and the Registration Statement including, but not limited to (a) that the Minimum Condition (as defined in the Merger Agreement) is met in the Offer, and (b) that the Merger will be completed promptly following the Offer; (iii) that no less than 40% of the aggregate consideration issued in the Offer and the Merger for Target stock will consist of Parent stock, valued at the dates of issuance of such stock; and (iv) the accuracy of
(a) the representations made to us by Parent, which are set forth in a Certificate dated December 27, 2001, and (b) the representations made to us by Target, which are set forth in a Certificate dated December 27, 2001.

    Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

    1. The Offer and the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    2. Parent, Merger Sub, and Target each will be treated as a party to the reorganization within the meaning of Section 368(b) of the Code.

We express no opinion concerning any tax consequences of the Offer and the Merger other than those specifically set forth herein.

    Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Offer or the Merger, or any inaccuracy in the statements, facts, assumptions, and representations on which we relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Interlogix, Inc.
December 27, 2001
Page 2

    This opinion has been furnished to you solely in connection with the transactions described herein and may not be relied upon by any other person or by you for any other purpose without our specific, prior, written consent. We consent to the use of our name under the heading "Material Federal Income Tax Consequences" in the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.2 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DECHERT